UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 18, 2011

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481903
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by Iconix Brand Group, Inc. (the “Company”) on August 22, 2011 (the “Original Report”) with the U.S. Securities and Exchange Commission (the “SEC”). The sole purpose of this amendment is to disclose, as required by SEC regulations, the Company’s decision regarding the frequency of future stockholder advisory votes on the compensation of its named executive officers. No changes have been made to the Original Report.

ITEM 5.07   Submission of Matters to a Vote of Security Holders

(d)           As reported in the Original Report, at the Company’s annual shareholder meeting held on August 18, 2011 (the “Annual Meeting”), more than a majority of the Company’s stockholders voted, on an advisory basis, in favor of holding future advisory votes on named executive officer compensation (the “Say on Pay Vote”) every year. Accordingly, in light of this result and other factors considered by the Board, the Board has determined that the Company will hold the Say on Pay Vote every year until the next required vote on the frequency of the Say on Pay Vote. The Company is required to hold an advisory vote on the frequency of the Say on Pay Vote every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Warren Clamen
Name: Warren Clamen
Title: Executive Vice President and Chief Financial Officer

Date: October 28, 2011